Exhibit 99.1

Access National Earns $1.1 Million, YTD EPS Rise 13%

RESTON, Va.--(BUSINESS WIRE)--Access National Corporation (NASDAQ:ANCX), holding company for Access National Bank, reported net income for the second quarter of 2008 of $1.1 million, or $.10 per diluted share compared to $1.5 million or $.13 per diluted share for the same period of the prior year and $1.7 million or $.16 per diluted share in the first quarter of 2008. For the six months ended June 30, 2008, diluted earnings per share increased 13% to $0.26 compared to $0.23 in 2007. Although the company has experienced strong improvement in its net interest margin, 2008 earnings have been impacted by a cautionary approach to guard against credit risk. The company continues to exceed regulatory thresholds to be regarded as “Well Capitalized”.

During the second quarter, the allowance for loan losses was strengthened by charging $1.4 million to the provision for loan losses to increase the total allowance to $9.3 million, or 1.87% of loans held for investment. Although there have been no loan losses thus far in 2008, the company has taken this precautionary measure in light of continued uncertainties associated with the real estate market.

Non-performing assets (NPA) totaled $7.9 million or 1.46% of loans held for investment and loans held for sale plus real estate owned. NPA dollar volume was unchanged from the first quarter and consists of commercial real estate loans in the amounts of $6.2 million and $267 thousand, one commercial loan in the amount of $159 thousand, two residential real estate loans totaling $1.0 million and one foreclosed residential property in the amount of $187 thousand. Subsequent to June 30, 2008, one commercial loan in the amount of $267 thousand and the foreclosed residential property have liquidated, reducing NPA to $7.4 million. Following these transactions, the loan loss reserve coverage of NPAs is 125.7%.

Assets totaled $649 million at June 30, 2008 compared to $622 million at December 31, 2007. Loans held for investment increased approximately $19.9 million from $477.6 million at December 31, 2007 to $497.5 million at June 30, 2008.

Total interest bearing deposits at June 30, 2008 decreased from December 31, 2007 by $41.8 million and was partially offset by a $17.8 million increase in non-interest bearing deposits, driven by an expansion in the number of core business depositors. The remainder of the decrease in interest bearing deposits was offset by increases in both short and long term borrowings.

The 30% year to date increase in non-interest bearing deposits reversed a decline recorded in the second half of 2007 and was a major contributing factor to expansion of the net interest margin to 3.55% from 3.02% for the three months ended June 30, 2008 compared to 2007. For the 6 month period, the margin improved to 3.36% in 2008 compared to 3.11% in 2007.

The company’s mortgage banking segment reported year to date origination volume of $455 million, a 30% decline over volume of $653 million in the first six months of 2007. After having made substantive adjustments in 2007, the mortgage banking segment has been profitable in each of the first two quarters of 2008 and management believes that trend will continue.

During the first six months of 2008, the Corporation purchased 808,411 shares of its common stock under a share repurchase program. As of June 30, 2008 a total of 2,054,035 shares have been purchased under the share repurchase program that began on March 21, 2007 at an average cost of $7.47. Following the repurchase activity, the Corporation exceeds all regulatory standards to be regarded as “Well Capitalized”.

Access National Corporation is the parent company of Access National Bank, an independent nationally chartered bank. The Bank, established in December 1999, serves the business community in the greater DC Metropolitan area. Additional information is available on our website at www.AccessNationalBank.com. The shares of Access National Corporation are traded on the NASDAQ National Market under the symbol "ANCX".

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified as “may”, “could”, “expect”, “believe”, anticipate”, “intend”, “plan” or variations thereof. These forward-looking statements may contain information related to those matters such as the Company’s intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K and other SEC files.

Access National Corporation
Selected Financial Data
(In Thousands, Except for Share Data)

	June 30	June 30	Percent
	2008	2007	Change
Period end balances
Assets	$648,954	$687,807	-6%
Loans held for investment	497,492	487,823	2%
Loans held for sale	43,313	76,409	-43%
Interest bearing deposits & federal funds sold	12,781	5,239	144%
Investment Securities (at fair value)	63,298	95,182	-33%
Earning assets	617,356	665,095	-7%
Interest bearing deposits	372,163	397,900	-6%
Deposits	449,383	477,293	-6%
Shareholder's equity	54,774	65,075	-16%
Mortgage loan originations	454,991	652,955	-30.3%
Quarterly averages
Assets	606,881	671,378	-9.6%
Loans held for investment	479,438	477,185	0.5%
Loans held for sale	31,246	69,644	-55.1%
Interest bearing deposits & federal funds sold	20,025	13,451	48.9%
Investment Securities	62,298	93,165	-33.1%
Earning assets	592,249	654,051	-9.4%
Interest bearing deposits	366,625	373,144	-1.7%
Deposits	429,869	438,146	-1.9%
Repurchase agreements & federal funds	14,432	13,982	3.2%
Commercial paper & other short term borrowings	23,897	18,916	26.3%
FHLB borrowings	74,772	121,864	-38.6%
Shareholders' equity	56,166	65,962	-14.9%
Averages (TTM)
Assets	628,722	642,823	-2%
Loans held for investment	478,766	440,039	9%
Loans held for sale	31,155	67,972	-54%
Interest bearing deposits & federal funds sold	23,984	11,100	116%
Investment Securities	78,053	103,080	-24.3%
Earning assets	611,705	623,253	-2%
Interest bearing deposits	393,320	371,599	6%
Total Deposits	453,829	438,695	3%
Repurchase agreements & federal funds	13,994	9,301	50%
Commercial paper & other short term borrowings	16,652	20,201	-18%
FHLB borrowings	74,572	99,639	-25%
Shareholders' equity	59,387	60,205	-1%
Earnings
Net income (QTR)	1,062	1,508	-30%
Net income (YTD)	2,753	2,833	-3%
Net income (TTM)	3,622	6,997	-48%
Banking segment - income before taxes	2,675	4,984	-46%
Mortgage segment - income before taxes	2,341	(209)	-1220%
Other segments - income before taxes (1)	(724)	(526)	38%
Consolidated - income before taxes	4,292	4,248	1%
Common shares outstanding	10,117,717	11,966,460	-15.4%
Book value	$5.41	$5.44	0%
Basic EPS	$0.26	$0.24	8%
Diluted EPS	$0.26	$0.23	13%
Average outstanding shares
Basic	10,395,002	11,978,862	-13.2%
Diluted	10,555,464	12,271,789	-14.0%
Return on average assets (QTR annualized)	0.70%	0.90%	-22.1%
Return on average equity (QTR annualized)	7.56%	9.14%	-17.3%
Average assets (YTD)	612,637	659,678	-7.1%
Return on average assets (YTD annualized)	0.90%	0.86%	4.6%
Average shareholders equity (YTD)	57,551	65,028	-11.5%
Return on average equity (YTD annualized)	9.57%	8.71%	9.8%
Return on average assets (TTM)	0.58%	1.09%	-47%
Return on average equity (TTM)	6.10%	11.62%	-48%
Net Interest Margin (QTR annualized)	3.55%	3.02%	17.5%
Net Interest Margin (YTD annualized)	3.36%	3.11%	8.0%
Efficiency ratio - bank only	56.58%	50.18%	12.8%
Efficiency ratio - consolidated	76.98%	80.80%	-4.7%
Asset quality
Allowance for loan losses	9,310	6,211	50%
Allowance for loan losses/loans held for investment	1.87%	1.27%	47.0%
Allowance for loan losses-loans held for sale	640	736	-13.0%
Non-performing assets	7,877	3,471	126.9%
Non-performing assets/Total loans plus OREO	1.46%	0.61%	137.1%
Net charge-offs to average loans (YTD)	0.79%	0.00%	100.0%

(1)Access National Corp. & Access Real Estate LLC
(TTM - Trailing Twelve Months)

Access National Corporation
Consolidated Balance Sheet

	June 30	December 31
	2008	2007
(In Thousands)	(unaudited)

ASSETS

Cash and due from banks	$21,225	$6,238

Interest bearing balances and federal funds sold	12,781	13,266

Securities available for sale	63,298	73,558

Loans held for sale- Carried at fair value in 2008	43,313	39,144

Loans held for investment net of allowance for loan losses of $9,310 and $7,462 respectively	488,183	470,136

Premises, Equipment and Land	9,441	9,712

Other assets	10,713	10,322

Total assets	$648,954	$622,376

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Non-interest bearing deposits	$77,220	$59,416

Savings and interest bearing deposits	142,337	142,820

Time Deposits	229,826	271,182

Total deposits	449,383	473,418

Short-term borrowings	72,754	41,676

Long-term borrowings	60,905	39,524

Subordinated debentures	6,186	6,186

Other liabilities and accrued expenses	4,952	3,611

Total Liabilities	594,180	564,415

SHAREHOLDERS' EQUITY
Common stock $0.835 par value; 60,000,000 authorized; issued and outstanding, 10,117,717 and 10,840,730 shares respectively	8,448	9,052

Surplus	16,879	21,833

Retained earnings	29,369	26,846

Accumulated other comprehensive income (loss)	78	230

Total shareholders' equity	54,774	57,961

Total liabilities and shareholders' equity	$648,954	$622,376

Access National Corporation
Consolidated Statement of Operations

	Three Months	Six Months	Six Months
	Ended 06/30/08	Ended 06/30/08	Ended 06/30/07
(In Thousands Except for Share Data)	(unaudited)	(unaudited)	(unaudited)

INTEREST INCOME
Interest and fees on loans	$8,626	$17,529	$20,119

Interest on federal funds sold & bank balances	95	360	359

Interest on securities	790	1,641	2,212
Total interest income	9,511	19,530	22,690

INTEREST EXPENSE
Interest on deposits	3,301	7,569	8,446

Interest on other borrowings	961	1,930	4,258
Total interest expense	4,262	9,499	12,704
Net interest income	5,249	10,031	9,986

Provision for loan losses	1,399	1,807	756
Net interest income after provision for loan losses	3,850	8,224	9,230

NONINTEREST INCOME
Service charges and fees	113	216	185

Gain on sale of loans	6,239	13,093	10,564

Other Income	1,670	3,155	5,332
Total noninterest income	8,022	16,464	16,081

NONINTEREST EXPENSE
Salaries and benefits	5,508	11,438	10,519

Occupancy and equipment	568	1,204	1,229

Other operating expense	4,139	7,754	9,315
Total noninterest expense	10,215	20,396	21,063
Income before income tax	1,657	4,292	4,248

Income tax expense	595	1,539	1,415
NET INCOME	$1,062	$2,753	$2,833

Earnings per common share:
Basic	$0.10	$0.26	$0.24
Diluted	$0.10	$0.26	$0.23

Average outstanding shares:
Basic	10,170,174	10,395,002	11,978,862
Diluted	10,315,127	10,555,464	12,271,789

CONTACT:
Access National Corporation
Michael Clarke, 703-871-2100